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                                                                     Exhibit 5.1

                                         May 17, 2001



Key3Media Group, Inc.,
   5700 Wilshire Blvd., Suite 325
      Los Angeles, CA 90036

Ladies and Gentlemen:

          In connection with the registration under the Securities Act of 1933 (the "Act") by (i) Key3Media Group, Inc., a Delaware corporation (the
"Company"), of $375,000,000 aggregate amount of its senior and subordinated debt securities, common stock, warrants, preferred stock and depositary shares representing preferred stock and (ii) Key3Media Events, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (the "Subsidiary"), of any guarantees of the foregoing debt securities of the Company (collectively the foregoing securities of the Company, the "Securities"), we, as your counsel, have examined such corporate records, certificates and other documents, and
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Key3Media Group, Inc.                                                        -2-


such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

          Upon the basis of such examination, we advise you that, in our opinion:

          1.  Debt Securities. When the Registration Statement has become
              ---------------
     effective under the Act, when the indentures relating to the subordinated debt securities and to the senior debt securities have been duly executed and delivered substantially in the forms filed as exhibits to the Registration Statement, when the terms of the debt securities and of their issuance and sale have been duly authorized and established in conformity with the applicable indentures so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the debt securities have been duly executed and authenticated in accordance with the applicable indentures and issued and sold as contemplated in the Registration Statement,
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Key3Media Group, Inc.                                                        -3-


     the debt securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The debt securities covered by the opinion in this paragraph include any debt securities that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

          2.  Common Stock.  When the Registration Statement has become
              ------------
     effective under the Act, when the terms of the common stock and of its issuance and sale have been duly authorized and established in conformity with the Company's certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the common stock has been duly issued and sold
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Key3Media Group, Inc.                                                        -4-


     as contemplated by the Registration Statement, the common stock will be validly issued, fully paid and non-assessable. The common stock covered by the opinion in this paragraph include any common stock that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

          3.  Warrants.  When the Registration Statement has become effective
              --------
     under the Act, when the terms of the warrant agreements under which the warrants are to be issued have been duly established and the warrant agreements have been duly authorized, executed and delivered, when the terms of the warrants and of their issuance and sale have been duly authorized and established in conformity with the applicable warrant agreements and when the warrants have been duly executed and authenticated in accordance with the applicable warrant agreements and issued and sold as contemplated in the Registration Statement, and if all of the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the
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Key3Media Group, Inc.                                                        -5-


     Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The warrants covered by the opinion in this paragraph include any warrants that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

          4.  Preferred Stock.  When the Registration Statement has become
              ---------------
     effective under the Act, when the terms of the preferred stock and of its issuance and sale have been duly authorized and established in conformity with the Company's certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by
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Key3Media Group, Inc.                                                        -6-


     any court or governmental body having jurisdiction over the Company, when an appropriate certificate of designations with respect to the preferred stock has been duly filed with the Secretary of State of the State of Delaware and when the preferred stock has been duly issued and sold as contemplated by the Registration Statement, the preferred stock will be validly issued, fully paid and non-assessable. The preferred stock covered in the opinion in this paragraph includes any preferred stock that may be represented by depositary shares or may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

          5.  Depositary Shares.  When the Registration Statement has become
              -----------------
     effective under the Act, when the terms of the deposit agreement under which the depositary shares are to be issued have been duly established and the deposit agreement has been duly authorized, executed and delivered, when the terms of the depositary shares and of their issuance and sale have been duly authorized and established in conformity
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Key3Media Group, Inc.                                                        -7-


     with the deposit agreement, when the preferred stock represented by the depositary shares has been duly delivered to the depositary and when the depositary receipts evidencing the depositary shares have been duly issued against deposit of the preferred stock in accordance with the deposit agreement and issued and sold as contemplated by the Registration
     Statement, and if all of the foregoing actions are taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the depositary shares will be validly issued and will entitle the holders thereof to the rights specified in the depositary shares and the deposit agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The depositary shares covered by the
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Key3Media Group, Inc.                                                        -8-


     opinion in this paragraph include any depositary shares that may be issued upon exercise of or otherwise pursuant to any other Securities.

          6. Guarantees. When the Registration Statement has become effective
             ----------
     under the Act, when the indentures relating to the subordinated debt securities and to the senior debt securities have been duly authorized, executed and delivered substantially in the forms filed as exhibits to the Registration Statement, when the terms of the debt securities and the guarantees thereof by the Subsidiary and of their issuance and sale have been duly authorized and established in conformity with the applicable indentures so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Subsidiary and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Subsidiary, and when the debt securities have been duly executed and authenticated in accordance with the applicable indentures and issued and sold as
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Key3Media Group, Inc.                                                        -9-


     contemplated in the Registration Statement, the guarantees of the debt securities by the Subsidiary will constitute valid and legally binding obligations of the Subsidiary Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The guarantees covered by the opinion in this paragraph include any guarantees of debt securities that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

          We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States
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Key3Media Group, Inc.                                                       -10-


dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

          The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          We have relied as to certain matters on information obtained from public officials, officers of the Company and the Subsidiary and other sources believed by us to be responsible. We have assumed, without independent verification, that the indenture relating to the senior debt securities has been duly authorized, executed and delivered by the trustee thereunder, and that all other governing
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Key3Media Group, Inc.                                                       -11-


documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company and the Subsidiary and that the signatures on documents examined by us are genuine. We have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any other property, upon exercise or otherwise pursuant to the terms of the Securities will be duly authorized and effected so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Finally, we have assumed that the authority granted in the Resolutions will remain in effect at all relevant times.

          We are expressing no opinion as to any obligations that parties other than the Company and the Subsidiary may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above.
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Key3Media Group, Inc.                                                       -12-


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of theSecurities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                                Very truly yours,


                                                SULLIVAN & CROMWELL